UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 8, 2015

DEX MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-35895	13-2740040
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 8, 2015, Mr. John Slater resigned from the Board of Directors (the “Board”) of Dex Media, Inc. (the “Company”) and the committees of the Board on which he served. Mr. Slater’s resignation does not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

The Board has determined not to fill the vacancy created by Mr. Slater’s resignation and has set the number of directors to serve on the Board at seven directors. Effective immediately, the Board has approved the composition of its committees for 2015, as set forth below.

	Audit and Finance Committee	Compensation and Benefits Committee	Corporate Governance Committee
Jonathan B. Bulkeley	✓	✓(Chair)
Thomas D. Gardner	✓	✓	✓
W. Kirk Liddell	✓(Chair)
Thomas S. Rogers		✓	✓
Joseph A. Walsh
Douglas D. Wheat			✓(Chair)
Alan F. Schultz (Board Chair)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DEX MEDIA, INC.

	By:	/s/ Raymond R. Ferrell
		Name:	Raymond R. Ferrell
		Title:	Executive Vice President —
General Counsel and Corporate Secretary

Date: June 12, 2015